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                                                                  EXHIBIT (b)(3)

                   COMMERCIAL PAPER ISSUING AND PAYING AGENT
                                   AGREEMENT


     Agreement, dated as of June __, 1999, between Citibank, N.A., a national banking association, having an office at 111 Wall Street, 5/th/ Floor, New York, New York 10005 Attention: Global Agency & Trust Services ("Citibank") and Avery Dennison Corporation, a corporation organized under the laws of the State of Delaware, having an office at 150 North Orange Grove Boulevard, Pasadena, California 91103 (the "Company").


                                  WITNESSETH:

THAT WHEREAS, the Company wishes to appoint Citibank as its agent in connection with the issuance and payment of its short-term promissory notes described below and Citibank wishes to accept such appointment, each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

Section 1.   Appointment and Acceptance
             --------------------------
   The Company hereby appoints Citibank as its agent for the Company in connection with the issuance and payment of Notes (as defined below), and Citibank agrees to act as such upon the terms and conditions set forth in this Agreement.

Section 2.   Form of Notes
             -------------
   The Company's short-term promissory notes to be issued by the Company hereunder shall mean promissory notes of the Company, offered for sale in a transaction which is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act" ), and having maturities of 390 days (or the following business day) or less, and will be book-entry notes only represented by a master note issued by the Company in connection with the book-entry commercial paper program of The Depository Trust Company ("DTC") or other depository (book-entry notes herein called the "Notes" and individually a "Note").

Section 3.   Issuance of Notes; Authorized Agents
             ------------------------------------
   (A) Pursuant to the Citi Treasury Manager ("CTM") Agreement with Citibank, Citibank will accept issuance and payment instructions for the Notes through CTM from certain officers, employees, dealers or others authorized to access
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      CTM (the "Authorized Agents"). Upon receipt of such instructions, the following will occur:

If an Authorized Agent specifies that a Note shall be issued in book-entry form represented by a Master Note, the Authorized Agent shall transmit its instructions through CTM in accordance with the standard prevailing book-entry Note program procedures of the DTC. The release by the Authorized Agent of its issuance instructions to the DTC shall constitute the issuance of a book-entry Note.

(B) The Company shall not instruct Citibank to issue any Note with a maturity date which is to the Company's best knowledge a day on which Citibank's or, the appropriate depository's offices in New York, New York will not be open for business, However, Extendible Commercial Notes ("ECNs") shall have maturities of 390 days (or the following business day) or less.

(C) The Company, or in the case of its Dealers, the Dealer, will supply Citibank with an incumbency certificate listing the names of the Authorized Agents together with specimens of their signatures. Until Citibank receives a subsequent incumbency certificate from the Company or the dealer, as the case may be, Citibank shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Agents.

Section 4.  Delivery of Notes and Payment for Note
            --------------------------------------

(A)  All Notes shall be delivered in accordance with DTC rules.

(B) All funds received in payment for Notes are to be credited to the Company's Account No. 0008-1584 at Citibank.

(C) All funds received in payment for Extendible Commercial Notes are to be credited to the Company's account No. 4079-9371 at Citibank.

Section 5.  Payment of Notes at Maturity
            ----------------------------
Citibank agrees to effect payment on the Company's behalf by debiting the Company's Account maintained with Citibank in the amount of the face value amount of such Note, plus interest, if applicable, and to enter appropriate notations of payment. The Company agrees to maintain a sufficient credit balance in said account to pay each Note at maturity.

The Company acknowledges that nothing in this Agreement shall obligate Citibank to extend credit, grant financial accommodation or otherwise advance funds to the Company for the purpose of making any such payments or part thereof otherwise effecting such transactions.

Section 6.   Instructions
             ------------

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(A)  The Company understands that all instructions, whether by telephone or in writing, are to be directed to Citibank's Global Agency & Trust Services Department. Instructions transmitted through computer terminals (including CTM) or facsimile shall be considered written instructions for the purpose of this Agreement.

(B) All instructions with respect to the issuance of Notes must be given via computer terminal (including CTM) by 1:00 p.m. New York time, unless such computer terminal is not operable in which event Company may give facsimile instructions.

(C) Facsimile or telephone prepayment instructions and cancellation of a previous issuance instruction will be accepted for bookentry issuances from an Authorized Agent if received by Citibank by 2:00 p.m. and, in the case of facsimile instructions, only after a confirming telephone call back to another Authorized Agent of the entity who gave the instruction. Telephone instructions may be subject to recording.

(D) If Citibank acts on any instruction sent by telephone or facsimile, Citibank shall not, provided it complies with this Section 6, and reasonably believes such instruction to have come from an Authorized Agent, be responsible if that instruction is not an authorized instruction of the Company or is not in the form the Company sent or intended to send (whether due to fraud, distortion or otherwise), and the Company shall indemnify Citibank against any loss, liability claim or expense (including reasonable legal fees) it may incur in connection with its acting in accordance with that instruction.

Section 7.  Citibank Authorized Representatives
            -----------------------------------
Citibank shall supply the Company with an incumbency certificate listing the names of the officers and employees ("Authorized Representatives") together with specimens of their signatures.


Section 8.   Representations and Warranties of the Company
             ---------------------------------------------

(A)  The Company represents and warrants as follows:

          (i) The Company is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property, to carry on its business as presently being conducted, to execute and deliver this Agreement, and the Notes, and to perform and observe the conditions hereof and thereof.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legally valid and binding agreement of the Company, The issuance and sale of Notes by the Company hereunder have been duly and validly authorized by the Company and when authenticated and delivered by Citibank as provided in this Agreement, each Note will be the legal, valid and binding obligation of the Company.
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          (iii) The offer and sale by the Company of such Notes will constitute exempt transactions under Section 4(2) of the 1933 Act and, accordingly, registration of the Notes under the 1933 Act will not be required. Qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, will not be required in connection with the offer, issuance, sale or delivery of the Notes.

          (iv) No consent or action of, or filing or registration with, any governmental or public regulatory body or authority in the United States is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement or the Notes, except for any filings under state securities laws.

(B) Each issuance of Notes by the Company shall be deemed a representation and warranty by the Company to Citibank, as of the date thereof that, both before and after giving effect to such issuance the representations and warranties of the Company set forth in Section 8(A) hereof remain true and correct on and as of such date as if made on and as of such date (except to the extent such representations and warranties expressly relate solely to an earlier date).

Section 9.  Governing Law and Jurisdiction
            ------------------------------
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions. Any claims made under this Agreement shall be heard and determined in the Federal or state courts located in the State of New York. The Company and Citibank hereby agree to submit to the jurisdiction of the Federal and state courts located in the State of New York for the resolution of any proceedings brought therein relating to claims arising from or in connection with this Agreement.

Section 10.  Fees
             ----
The Company agrees to pay the fees and expenses for the services rendered under this Agreement as set forth on Schedule A hereto. Citibank reserves the right to increase such fees at any time and from time to time in its sole discretion. The Company will be provided thirty (30) days' advance notice of any prospective increase in fees.

Section 11.  Indemnification
             ---------------
    (A) Citibank shall indemnify and defend the Company and hold it harmless against any claim or action arising which alleges that the use of CTM, or any module of CTM, infringes a United States patent, copyright, trademark, trade secret or other proprietary right of a third person unless such alleged infringement shall have resulted from (i) a use of CTM or any module thereof not authorized by this Agreement, or (ii) a modification or alteration of CTM or any module thereof made by the Company without the express written authorization of Citibank. The Company agrees that it will notify
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Citibank promptly in writing of any such claim and grants Citibank sole right to control the defense and disposition of such claim. If as a result of any such claim, Citibank or the Company is permanently enjoined from using CTM by a final, non-appealable decree, Citibank at its sole option and expense may procure for the Company the right to continue to use CTM or, at its sole option and expense, may replace or modify CTM so as to settle such claim. If modification of CTM is not reasonably practical in the sole opinion of Citibank, after giving due consideration to all factors including financial expense, Citibank may discontinue and terminate this Agreement upon 30 days written notice to the Company and shall refund to the Company all fees paid to Citibank under this Agreement plus any fees and expenses incurred as a result. Any other documents referencing CTM or the use thereof will thereafter be amended accordingly. The foregoing states the entire liability of Citibank with respect to infringement of any proprietary right by CTM.

          (B) The Company will indemnify Citibank and hold Citibank harmless from any and all liabilities, losses, damages, costs, taxes, penalties, fees and expenses of any nature (including reasonable attorney fees) arising out of or in connection with Citibank's performance under this Agreement, except for costs, expenses, fees and liabilities arising out of Citibank's negligence or misconduct. This indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephone instructions, if authorized herein, believed by Citibank in good faith to have been received from or given by any of the Authorized Agents.

          (C) The Company agrees that neither Citibank nor any of its officers, employees, and agents shall be liable for any action, or omission to act, taken or made pursuant to this Agreement, except for negligence or misconduct. Citibank shall be liable to the Company for any loss or damage sustained by the Company as a result of the delivery of Notes by Citibank or its officers, employees, or agents in a manner other than as authorized herein.

          (D) The indemnities provided by this Section 11 shall survive the termination of the Agreement.

Section 12.  Assignment
             ----------
This Agreement shall not be assignable by either party without the written consent of the other and any purported assignment made in contravention of this
Section 12, shall be null and void and of no effect whatsoever. However, Citibank shall have the right to assign, transfer, or subcontract either in whole or in part, any of its rights or obligations under this Agreement to any affiliate of Citibank, upon at least 30 days' prior written notice to the Company.

Section 13.   Force Majeure
              -------------
Either party is excused from performance and shall not be liable for any delay in delivery or for nondelivery, in whole or in part, caused by the occurrence of any
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contingency beyond the control of the party including, but not limited to, fires, civil disobedience, riots, rebellions, accident, explosion, flood, storm, Acts of God and similar occurrences.

Section 14.  Termination
             -----------
This Agreement may be terminated by either party upon 30 days' prior written notice to the other. Termination of this Agreement shall not affect the Company's liabilities to Citibank hereunder in connection with any Notes issued prior to such termination. Citibank shall have a continuing obligation to act on behalf of the Company in accordance with the terms and conditions of this Agreement with respect to Notes outstanding, as of the termination date, until such Notes have matured and been paid by the Company.

Section 15. Complete Agreement Counterparts
            -------------------------------
This Agreement, together with the Schedules attached hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and superseded in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            Section 16. Amendment
                        ---------
            This Agreement may be amended only in writing signed by the parties hereto.

            Section 17. Notices
                        -------
            Notices and other communications hereunder by telephone or documents, shall be addressed as follows:

                  To Citibank:
                     Citibank, N.A.
                     111 Wall Street
                     5th Floor
                     New York, New York 10005
                     Telephone Number: 212/657-7805
                     Facsimile Number: 212/657-3862

                  To Company:
                     Avery Dennison Corporation
                     150 North Orange Grove Boulevard
                     Pasadena, California  91103
                     Attention: J.K. Gain
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                         Director, Treasury Operations
                    Telephone Number: 626-304-2004
                    Facsimile Number: 626-304-2319


IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the day and year set forth above.

COMPANY                         CITIBANK, N.A.

By:                             By:
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Name:                           Name:
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          (print)                          (print)

Title:                          Title:
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Date:                           Date:
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